Exhibit 99

Contact: Richard Crowley
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone:   (408) 944-0800
                                                                [Micrel Logo]
Press Release

             MICREL REPORTS THIRD QUARTER 2007 FINANCIAL RESULTS

  *  Third quarter revenues of $65.2 million; Gross margin 57.5%
  * Third quarter GAAP net income of $0.12 per diluted share; Non-GAAP net income of $0.14 per diluted share, each in-line with expectations

   San Jose, CA, October 25, 2007 - Micrel, Incorporated (Nasdaq NM: MCRL), an industry leader in analog, high bandwidth communications and Ethernet IC solutions, today announced financial results for the third quarter ending September 30, 2007.

   Micrel's third quarter revenues were $65.2 million, up slightly from $65.1 million in the second quarter, and 11% lower than the $73.5 million posted in the year-ago period. Third quarter GAAP net income was $9.4 million, or $0.12 per diluted share. This compares with second quarter 2007 GAAP net income of $8.6 million, or $0.11 per diluted share, and GAAP net income of $11.8 million, or $0.15 per diluted share, in the year ago period. Included in the third quarter 2006 financial results were $2.9 million of revenue and $714,000 in cost of revenues related to settlement of intellectual property matters, which increased third quarter 2006 GAAP net income by $0.02 per diluted share.

   Third quarter 2007 non-GAAP net income was $10.5 million or $0.14 per diluted share. This compares to non-GAAP net income of $10.1 million, or $0.13 per diluted share in the previous quarter and $12.3 million, or $0.15 per diluted share in the third quarter of 2006. Non-GAAP results exclude the impact of revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, other operating income and expense items, restructuring expenses, other income related to litigation

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MICREL REPORTS THIRD QUARTER 2007 RESULTS
October 25, 2007
Page 2 of 8

settlements and their related tax effects. A reconciliation of the GAAP net income to non-GAAP net income is provided in the financial tables of this press release.

   "Driven by strong gross margins and cost control, Micrel's third quarter financial results improved on a sequential quarter basis," stated Ray Zinn, president and CEO of Micrel. "While revenues were up slightly on a sequential basis, third quarter revenues were less than we forecasted at the beginning of the quarter. During the third quarter, revenues from customers serving the wireless handset and consumer end markets increased but were offset by weaker than expected demand from customers in the wireline communications end market. However, I was pleased with our operating execution during the quarter, including the sequential improvement in gross margin and lower inventory levels. As a result, GAAP income from operations, net income and earnings per share each increased over second quarter levels. The Company continues to generate solid cash flows from operations, which enabled the repurchase of approximately 1.9 million shares of Micrel common stock during the quarter."

   Outlook
   -------

   Order lead times for the Company's products decreased throughout the third quarter, further limiting visibility into end demand and making it difficult to predict future revenues. A relatively high proportion of quarterly revenue must still be booked and shipped within the quarter to OEM customers, or resold through the Company's distributors. For the fourth quarter of 2007, the Company estimates revenues will increase sequentially by 2% to 4%, and GAAP earnings per diluted share will be approximately $0.13.

   Zinn concluded, "The strength of global economic growth is less apparent now than in the first half of this year. Faced with this higher level of uncertainty, semiconductor customers are placing orders cautiously, relying on semiconductor suppliers to carry sufficient inventory to supply product on short notice. This is the fifth straight year that the quarterly turns-fill requirement is twice the level experienced during the 1990's. We anticipate this environment will continue through at least 2008."

   "These macro-economic factors aside, at Micrel, we are encouraged by the resumption in growth for our wireless handset business in the third quarter. The turn-around in this market - together with design win momentum in the

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MICREL REPORTS THIRD QUARTER 2007 RESULTS
October 25, 2007
Page 3 of 8

industrial, communications and consumer end markets - gives us confidence that Micrel will experience better than average growth over the next twelve months."

   Dividend
   --------

   The Company announced today that Micrel's Board of Directors has authorized a quarterly dividend payment of $0.03 per share of common stock. The payment will be made on November 20, 2007 to shareholders of record as of November 5, 2007.

   2008 Share Repurchase Authorization
   -----------------------------------

   The Company reported today that its Board of Directors has approved a $50 million share repurchase program for calendar year 2008. The new share repurchase plan will take effect after the Company's previously authorized 2007 share repurchase program terminates on December 31, 2007. Repurchases may occur from time to time in the open market or in privately negotiated transactions through December 31, 2008. The timing and amount of any repurchase of shares will be determined by the Company's management, based on its evaluation of market conditions and other factors.

   Conference Call
   ---------------

   The Company will host a conference call at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) on October 25, 2007. Chief Executive Officer Raymond Zinn and Chief Financial Officer Richard Crowley will present an overview of third quarter financial results, discuss current business conditions and then respond to questions.

   The call is available, live, to any interested party on a listen only basis by dialing (866) 550-6338. For international callers, please dial
(347) 284-6930. Interested callers should dial in at least five minutes before the scheduled start time and ask to be connected to the Micrel, Incorporated Conference Call. A live webcast will also be available through www.vcall.com. An audio replay of the conference call will be available through November 1, 2007, by dialing (719) 457-0820 or (888) 203-1112 and entering access code number 6240160. The webcast replay will also be available on the Company's website at: www.micrel.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

MICREL REPORTS THIRD QUARTER 2007 RESULTS
October 25, 2007
Page 4 of 8

   This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues, earnings per share, order lead times, customer demand, customer and supply chain inventory levels, order backlog, turns-fill requirements, and design wins; expectations regarding repurchase of the Company's common stock and payment of future dividends, and the nature of macro-economic and industry trends. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements; the global economic situation; the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel's common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; and Micrel's operating cash flow. For further discussion of these risks and uncertainties, we refer you to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and the Company's Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

   Non-GAAP Reporting
   ------------------

   The Company presents non-GAAP financial measures only because investors and financial analysts use non-GAAP results in their analysis of historical results and projections of the Company's future operating results. The Company's

MICREL REPORTS THIRD QUARTER 2007 RESULTS
October 25, 2007
Page 5 of 8

management uses non-GAAP measures on a limited basis, primarily for employee performance-based compensation. In order to facilitate the computation of non-GAAP results for the financial analyst community and investors, the Company makes reference to non-GAAP net income and earnings per share. These non-GAAP results exclude the impact of revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, other operating income and expense items, restructuring expenses, other income related to litigation settlements and their related tax effects. Micrel references those results to allow a better comparison of results in the current period to those in prior periods and to provide insight to the Company's on-going operating performance after exclusion of these items. The Company has reconciled such non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.

   Reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented in accordance with GAAP. It should also be noted that Micrel's non-GAAP information may be different from the non-GAAP information provided by other companies.

   About Micrel
   ------------

   Micrel Inc., is a leading global manufacturer of IC solutions for the
worldwide analog, Ethernet and high bandwidth markets.   The Company's products
include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs. Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products. Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA, with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia. In addition, the Company maintains an extensive network of distributors and sales representatives worldwide.

   For further information, contact Richard Crowley at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California, 95131, (408) 944-0800; or visit the Company's website at: http://www.micrel.com.

                        -Financial Tables to Follow-

MICREL REPORTS THIRD QUARTER 2007 RESULTS
October 25, 2007
Page 6 of 8

                                                  MICREL, INCORPORATED
                                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                       (In thousands, except per share amounts)
                                                      (Unaudited)

                                                                Three Months Ended               Nine Months Ended
                                                       ------------------------------------   -----------------------
                                                       September 30, June 30, September 30,        September 30,
                                                        ----------------------------------     ---------------------
                                                           2007        2007        2006           2007        2006
                                                        ---------   ---------   ---------      ---------   ---------
Net revenues                                            $  65,191   $  65,101   $  73,482      $ 193,405   $ 211,825
Cost of revenues(1)                                        27,698      27,994      30,449         82,118      88,646
                                                        ---------   ---------   ---------      ---------   ---------
Gross profit                                               37,493      37,107      43,033        111,287     123,179
                                                        ---------   ---------   ---------      ---------   ---------
Operating expenses:
  Research and development(1)                              13,680      14,191      13,071         41,123      39,261
  Selling, general and administrative(1)                   10,871      11,115      11,867         34,123      37,531
  Other operating expense (income)                            --           86         (22)            86         913
  Restructuring expense                                        28          28          35            100         101
                                                        ---------   ---------   ---------      ---------   ---------
    Total operating expenses                               24,579      25,420      24,951         75,432      77,806
                                                        ---------   ---------   ---------      ---------   ---------
Income from operations                                     12,914      11,687      18,082         35,855      45,373
Other income (expense):
  Interest Income                                           1,605       1,661       1,538          4,767       4,552
  Interest Expense                                            (11)         80         (28)           (83)       (488)
  Other income                                                 10           9          39         15,533          51
                                                        ---------   ---------   ---------      ---------   ---------
    Total other income (expense)                            1,604       1,750       1,549         20,217       4,115
Income before income taxes                                 14,518      13,437      19,631         56,072      49,488
Provision for income taxes                                  5,095       4,796       7,828         20,140      19,993
                                                        ---------   ---------   ---------      ---------   ---------
Net income                                              $   9,423   $   8,641   $  11,803      $  35,932   $  29,495
                                                        =========   =========   =========      =========   =========

Net income per share:
  Basic                                                 $    0.12   $    0.11   $    0.15      $    0.46   $    0.36
                                                        =========   =========   =========      =========   =========
  Diluted                                               $    0.12   $    0.11   $    0.15      $    0.46   $    0.35
                                                        =========   =========   =========      =========   =========

Shares used in computing per share amounts:
  Basic                                                    76,964      77,740      80,671         77,466      82,620
                                                        =========   =========   =========      =========   =========
  Diluted                                                  77,971      79,018      81,324         78,625      83,971
                                                        =========   =========   =========      =========   =========

(1) Includes amortization of stock-based
    compensation as follows:
      Cost of revenues                                  $     260   $     286   $     485      $     848   $   1,187
      Research and development                                543         656         733          1,678       2,844
      Selling, general and administrative                     564         738         792          1,791       2,943

MICREL REPORTS THIRD QUARTER 2007 RESULTS
October 25, 2007
Page 7 of 8

                                                  MICREL, INCORPORATED
                                SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
                                       (In thousands, except per share amounts)
                                                      (Unaudited)

                                                                Three Months Ended               Nine Months Ended
                                                       ------------------------------------   -----------------------
                                                       September 30, June 30, September 30,        September 30,
                                                        ----------------------------------     ---------------------
                                                           2007        2007        2006           2007        2006
                                                        ---------   ---------   ---------      ---------   ---------
GAAP Net income                                         $   9,423   $   8,641   $  11,803      $  35,932   $  29,495
  Adjustments to GAAP Net Income:
   Patent settlement income included in net revenues          --          --       (2,890)           --       (2,890)
   Patent settlement costs included in cost of revenues       --          --          714            --          714
   Stock-based compensation included in:
    Cost of revenues                                          260         286         485            848       1,187
    Research and development                                  543         656         733          1,678       2,844
    Selling, general and administrative                       564         738         792          1,791       2,943
   Other operating expense (income)                           --           86         (22)            86         913
   Restructuring expense                                       28          28          35            100         101
   Other non-operating income - Litigation Settlement         --          --          --         (15,514)        --
   Tax effect of adjustments to GAAP income                  (288)       (349)        649          5,163        (158)
                                                        ---------   ---------   ---------      ---------   ---------
Total Adjustments to GAAP Net Income                        1,107       1,445         496         (5,848)      5,654
                                                        ---------   ---------   ---------      ---------   ---------
Non-GAAP income(2)                                      $  10,530   $  10,086   $  12,299      $  30,084   $  35,149
                                                        =========   =========   =========      =========   =========

Non-GAAP shares used in computing non-GAAP
  income per share (in thousands):
    Basic                                                  76,964      77,740      80,671         77,466      82,620
                                                        =========   =========   =========      =========   =========
    Diluted (1)                                            77,788      78,979      81,104         78,418      83,832
                                                        =========   =========   =========      =========   =========

GAAP income per share - Basic                           $    0.12   $    0.11   $    0.15      $    0.46   $    0.36
Total Adjustments to GAAP Net Income                    $    0.02   $    0.02   $    0.00      $   (0.07)  $    0.07
                                                        ---------   ---------   ---------      ---------   ---------
Non-GAAP income per share - Basic                       $    0.14   $    0.13   $    0.15      $    0.39   $    0.43
                                                        =========   =========   =========      =========   =========

GAAP income per share - Diluted                         $    0.12   $    0.11   $    0.15      $    0.46   $    0.35
Total Adjustments to GAAP Net Income                    $    0.02   $    0.02   $    0.00      $   (0.08)  $    0.07
                                                        ---------   ---------   ---------      ---------   ---------
Non-GAAP income per share - Diluted(2)                  $    0.14   $    0.13   $    0.15      $    0.38   $    0.42
                                                        =========   =========   =========      =========   =========

(1) Non-GAAP shares have been adjusted from diluted outstanding shares calculated under FAS123R.

(2) Non-GAAP results were reached by excluding revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, other operating income or expense items, restructuring expenses, other income related to litigation settlements and their related tax-effects. Non-GAAP results are presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company's on-going operating performance after exclusion of these items.

MICREL REPORTS THIRD QUARTER 2007 RESULTS
October 25, 2007
Page 8 of 8

                             MICREL, INCORPORATED
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)
                                (Unaudited)

                                                   September 30,     December 31,
                                                       2007             2006

                                                   -------------    -------------
ASSETS
CURRENT ASSETS:
  Cash, cash equivalents, restricted cash
   and short-term investments                       $  115,575       $  109,938
  Accounts receivable, net                              34,534           31,092
  Inventories                                           33,540           37,183
  Deferred income taxes                                 20,092           23,096
  Other current assets                                   4,863            3,084
                                                    ----------       ----------
    Total current assets                               208,604          204,393

PROPERTY, PLANT AND EQUIPMENT, NET                      80,363           78,665
INTANGIBLE ASSETS, NET                                   3,448            4,714
DEFERRED INCOME TAXES(1)                                 9,460           11,158
OTHER ASSETS                                             1,356            1,343
                                                    ----------       ----------
TOTAL                                               $  303,231       $  300,273
                                                    ==========       ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                  $   15,569       $   17,429
  Deferred income on shipments to distributors          21,691           21,705
  Other current liabilities                             11,647           22,564
  Current portion of long-term debt                        --                80
                                                    ----------       ----------
    Total current liabilities                           48,907           61,778

LONG-TERM TAXES PAYABLE(1)                               2,567              --
OTHER LONG-TERM OBLIGATIONS                                346              453

SHAREHOLDERS' EQUITY:
  Common stock                                             --            15,585
  Accumulated other comprehensive loss                     (33)             (35)
  Retained earnings                                    251,444          222,492
                                                    ----------       ----------
TOTAL SHAREHOLDERS' EQUITY                             251,411          238,042
                                                    ----------       ----------
TOTAL                                               $  303,231       $  300,273
                                                    ==========       ==========

(1) On January 1, 2007, Micrel adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"). Implementation of FIN 48 resulted in a $2.1 million reclassification from current taxes payable to long-term taxes payable and an additional $2.5 million was reclassified from current taxes payable to reduce long term deferred tax assets.